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                              NEW YORK BANCORP INC.
                            241-02 Northern Boulevard
                           Douglaston, New York 11362


                                    Form 10-Q
                                  June 30, 1996


Exhibit 11.  Statement re:  Computation of Per Share Earnings

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                                                  Three Months Ended      Nine Months Ended
                                                       June 30,                June 30,
                                                 --------------------      -----------------
                                                   1996         1995        1996       1995
                                                 -------      -------      ------     ------
                                                  (In Thousands, except per share amounts)


Net income.....................................  $ 9,630      $ 6,919      $26,634   $ 3,582
                                                 =======      =======      =======   =======

Weighted average common shares outstanding.....   11,577       13,181       11,799    13,188

Common stock equivalents due to dilutive
 effect of stock options.......................      281          280          275       407
                                                 -------      -------      -------   -------

Total weighted average common shares and
 equivalents outstanding.......................   11,858       13,461       12,074    13,595
                                                 =======      =======      =======   =======

Primary earnings per share.....................  $   .81      $   .51      $  2.21   $   .26
                                                 =======      =======      =======   =======

Total weighted average common shares and
 equivalents outstanding.......................   11,858       13,461       12,074    13,595

Additional  dilutive  shares using  ending
 period  market value versus  average market
 value for the period when utilizing the
 treasury stock method regarding stock options.       17           14           62        31
                                                 -------      -------      -------   -------

Total shares for fully diluted earnings
 per share.....................................   11,875       13,475       12,136    13,626
                                                 =======      =======      =======   =======

Fully diluted earnings per share...............    $ .81        $ .51       $ 2.19     $ .26
                                                   =====        =====       =======    =====
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